UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2003

FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED (Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)

0-14841 (Commission File Number)	22-2476703 (IRS Employer Identification Number)

One Franklin Plaza, Burlington, New Jersey 08016-4907 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code (609) 386-2500

N/A (Former Name or Former Address, if Changes Since Last Report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit	Description

99.1	Press Release, dated May 21, 2003.

ITEM 9. REGULATION FD DISCLOSURE.

This information, furnished under this “Item 9. Regulation FD Disclosure”, is intended to be furnished under “Item 12. Disclosure of Results of Operations and Financial Conditions” in accordance with SEC Release 33-8216.

On May 21, 2003, the Registrant issued a press release announcing earnings for the fiscal year ended March 31, 2003. The full text of the press release issued by the Registrant on May 21, 2003 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

By: /s/ Arnold D. Levitt Name: Arnold D. Levitt Title: Senior Vice President, Chief Financial Officer

Date: May 21, 2003